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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-71788 and No. 33-80306) and Form S-3 (No. 333-61743) of Titan International, Inc. of our report dated February 19, 2002, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


St. Louis, Missouri
March 22, 2002










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